Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of March 24, 2026 (the “Effective Date”), is entered into by and between NXDT HOSPITALITY HOLDCO, LLC, a Delaware limited liability company (“Seller”), and OSL BRADENTON DOWNTOWN, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

(A) WHEREAS, Seller owns all of the issued and outstanding limited liability company interests (the “Membership Interests”) of NHT Bradenton, LLC, a Delaware limited liability company (the “Company”)

(B) WHEREAS, the Membership Interests constitute all of the issued and outstanding limited liability company interests in the Company;

(C) WHEREAS, Seller is a party to that certain Limited Liability Company Agreement of the Company, dated as of February 15, 2022, as amended by that certain First Amendment to Limited Liability Company Agreement, dated as of April 17, 2025 (collectively, the “Operating Agreement”); and

(D) WHEREAS, the Company owns the real property and improvements located generally at 309 10th Street W, Bradenton, Florida (the “Property”).

NOW, THEREFORE, in consideration of the premises hereof, which are incorporated herein, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

PURCHASE AND SALE

Section 1.01    Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), Seller shall assign to Buyer, and Buyer shall acquire from Seller, all of Seller’s right, title and interest in and to the Membership Interests, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (collectively, “Encumbrance”), for the consideration specified in Section 1.02.

Section 1.02    Consideration. The consideration for the Membership Interests shall be $26,300,000 (the “Consideration”), payable in cash of immediately available funds.

Section 1.03    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the Effective Date (the “Closing Date”) with all deliveries to occur at the offices of Buyer at 300 Crescent Court, Suite 700, Dallas, Texas 75201, or at such law firm or title agency as Buyer may select.

Section 1.04    Transfer Taxes, Fees and Costs. Buyer shall pay for the amount of any transfer taxes actually payable as a tax to an applicable governmental authority resulting from the transfer of the Membership Interests to Buyer; provided that, for the avoidance of doubt, each of Buyer and Seller shall be responsible for its own fees, charges, or expenses that become due and payable as a result of the transactions contemplated by this Agreement, provided all fees, charges and expenses incurred in connection with the payment of the foregoing transfer tax shall be borne by Buyer.

Section 1.05    Withholding Taxes. It is anticipated that no withholding taxes will be due or payable on account of the transaction described herein. In the event any withholding taxes shall apply to the Consideration, Buyer shall be entitled to deduct and withhold from the Consideration all taxes that Buyer may be required to deduct and withhold under any provision of applicable law.

Section 1.06    Exhibits and Recitals. Exhibits hereto include Exhibit A (Disclosure Schedule), and Exhibit B (form of Assignment and Assumption), and all of such exhibits are incorporated by reference herein. The recitals to this Agreement are incorporated into and shall constitute a part of this Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF SELLERS

Seller represents and warrants to Buyer that the statements contained in this Article II are true and correct as of the date hereof and will be true and correct as of Closing. Seller is the sole Member of the Company and has knowledge of the Company, the Property, and the Assets (as hereinafter defined). For purposes of this Article II, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual knowledge of Jesse Blair.

Section 2.01    Organization and Authority of Seller; Enforceability. Seller is a limited liability company duly formed or organized under the laws of its respective state of formation, incorporation, or organization, and is validly existing and is in good standing under the laws of such state. Seller has full power and authority to execute and deliver this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has provided to Buyer true, correct and complete copies of the current certificate of formation (or similar) and current operating agreement for Seller and all other organizational documents of such Seller, which are in full force and effect, are the only agreements in effect with respect to the matters described therein, and which have not been amended (the “Seller Organizational Documents”).

Section 2.02    Organization and Authority of the Company; Enforceability. The Company is a limited liability company duly formed or organized under the laws of its respective state of formation, incorporation, or organization, is validly existing and is in good standing under the laws of such state and is duly qualified to do business in each and every state which it conducts business. There are no subsidiaries of the Company. Seller has provided to Buyer true, correct and complete copies of the current certificate of formation (or similar) and current operating agreement for the Company, and all other organizational documents of the Company (the “Organizational Documents”), which are in full force and effect, are the only agreements in effect with respect to the matters described therein, and which have not been amended. Seller owns all of the issued and outstanding limited liability company interests of the Company.

Section 2.03    No Conflicts; Consents; Compliance with Laws. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with or constitute a default under any of the Seller Organizational Documents or the Organizational Documents; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either of the Seller or the Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default (material or otherwise) under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which either Seller or the Company is a party or by which any portion of the Property is bound and, to Seller’s knowledge, there are no unrecorded easements, options, rights of first refusal, leases, covenants, conditions, restrictions or agreements affecting the Property; or (d) result in the creation or imposition of any lien or Encumbrance on the Membership Interests or the Company. No consent, approval, waiver, permit, license, declaration, filing or authorization is required to be obtained by, or made by, Seller or the Company from any person or entity (including any governmental authority), in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby. To Seller’s knowledge, Seller has complied, and is now complying, with all applicable laws applicable to the ownership and use of the Property, including Environmental Laws and the Americans with Disabilities Act. To Seller’s knowledge, the Property is in compliance with all recorded covenants, conditions, restrictions, easements and agreements affecting the Property.

Section 2.04    Legal Proceedings. There are no actions, suits, proceedings or claims pending, or to Seller’s knowledge, contemplated or threatened, before any court, administrative agency or other governmental or quasi-governmental body with respect to the Property, or the ability of Seller to consummate the transaction contemplated by this Agreement. To Seller’s knowledge, there is no claim, action, suit, proceeding (including any mediation or arbitration) or governmental investigation of any nature pending or threatened against the Company or Seller. To Seller’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such claim, action, suit, proceeding or governmental investigation against the Company or Seller or concerning the Property. No petition in bankruptcy (voluntary or otherwise), attachment, execution proceeding, assignment for the benefit of creditors, or petition seeking reorganization or insolvency, arrangement or other action or proceeding under federal or state bankruptcy law is pending against or contemplated (or, to Seller’s knowledge, threatened) by or against Seller or any general partner or managing member of Seller.

Section 2.05   Ownership of Membership Interests.

(b)    Seller is the sole legal, beneficial, record and equitable owner of the Membership Interests with good, valid, uncolored, and marketable title to the same, free and clear of any Encumbrance whatsoever as of the Closing.

(c)    The Membership Interests were issued in full compliance with all applicable securities laws and other requirements of applicable law. The Membership Interests were not issued in violation of the Organizational Documents or any other agreement, arrangement or commitment to which Seller or the Company is a party and are not subject to or in violation of any preemptive or similar rights of any person or entity.

(d)    Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

(e)    Except for Membership Interests owned by Seller, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issuance of equity interests in the Company or obligating the Seller or the Company to issue or sell any equity interests in the Company.

Section 2.06   Brokers. To Seller’s knowledge, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Company.

Section 2.07   Non-foreign Status. Seller is not a foreign person as such term is used in Code Sections 1445 and 1446(f)(2) and the treasury regulations issued pursuant to Code Section 1445. Seller will cooperate with Buyer upon request in providing any certificates or affidavits relative to Federal or state foreign seller requirements or withholding requirements or related taxes.

Section 2.08   Business. To Seller’s knowledge, the Property and the business operated at the Property (the “Business”) have been, and are currently licensed by all governmental authorities having jurisdiction over the Business, and are in compliance in all material respects with all codes, ordinances, laws, rules and regulations of all governmental authorities having jurisdiction over the Property and the Business and all recorded documents relating to the Property. The Company has full right, power, and authority to own the Assets and to operate the Business as currently being owned and operated, and, to Seller’s knowledge, the Company holds all valid licenses, certificates and permits necessary to operate the Business, copies of which licenses, certificates and permits have been delivered to Buyer.

Section 2.09   Prior Business. The Company owns the Property and all material improvements, fixtures, furniture, personalty, and general intangibles used relative to the Property (the Property and such other items are collectively, the “Assets”). The Company does not have (nor has ever had) any employees or has sponsored or otherwise participated in any employee benefit plan.

Section 2.10    Construction Contractors. All general contractors and all subcontractors have been paid in full as to any sums accrued, due and/or owing relative to their contracts, subcontracts, or otherwise relative to the Property, and, to Seller’s knowledge, have no claims or causes of action against Seller, the Company or otherwise, relative to the Property. Any bond with respect to claims by contractors for work done in the construction of the improvements on the Property shall remain in full force and effect following Closing. The provisions of this Section 2.10 shall survive Closing.

Section 2.11    Continued Operations. Since the opening date of the Business, (a) the Business has been operated only in the ordinary course of business; (b) none of the Assets were sold or disposed of except in the ordinary course of the Business; (c) the Company has kept and maintained its inventory of stock-in-trade and supplies in the ordinary course of business; and (d) Seller has exercised its best efforts to cause the Company to maintain good relations with customers and potential customers of the Business.

Section 2.12    OFAC. Neither Seller nor the Company is a Person with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (“OFAC”) (including those named on its Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action. Capitalized terms used in this section but undefined shall have the meanings commonly prescribed to them by OFAC.

Section 2.13    Patriot Act. Seller represents and warrants that they are not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that it is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity, or nation.

Section 2.14    Hazardous Materials. To Seller’s knowledge, except as set forth in any environmental report delivered to Buyer, no Hazardous Materials (as hereinafter defined in this Section 2.14) are stored, used or located at the Property in violation of any Environmental Law (as hereinafter defined). To Sellers’ knowledge, Seller has not received, except as set forth in any environmental report delivered to Buyer, any written notice of any threatened or pending environmental proceedings affecting the Property or any part thereof. For purposes of this Agreement, the term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixtures or natural gas or synthetic gas) and any substance, material, waste, pollutant or contaminant regulated by, or listed or defined as hazardous or toxic under, any Environmental Law. The term “Environmental Law” means the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act and all other federal laws governing the environment in effect as of the Effective Date, and all state, regional, county, municipal, local and other laws, rules, regulations and ordinances that are equivalent or similar to the federal laws described above or that purport to regulate Hazardous Materials. To Seller’s knowledge, except as set forth in any environmental report delivered to Buyer, the operations, Assets, and the business locations of the Company has been and are in compliance in all material respects with all Environmental Laws, which compliance includes the possession by the Company of all licenses, permits and governmental authorizations required under applicable Environmental Laws. To Seller’s knowledge, except as set forth in any environmental report delivered to Buyer, no third party has treated, stored, managed, disposed of, transported, handled, released or used any Hazardous Materials on the Property in violation of Environmental Laws. To Seller’s knowledge, except as set forth in any environmental report delivered to Buyer: (i) there are no environmental claims pending or threatened in writing against the Company and no facts or conditions exist that would give rise to any environmental claim against the Company; (ii) there are no underground storage tanks located on the Property, there is no asbestos-containing material (as defined under Environmental Laws) contained in or forming part of any building, building component, structure or office space located on, or included within, the Property; and (iii) there are no polychlorinated biphenyls (“PCBs”) or PCB-containing items contained in or forming a part of any building, building component, structure or office space located on, or included within, the Property. Seller does not make any representation or warranty regarding any environmental condition anywhere other than actually on the Property, and expressly excludes any representation or warranty regarding adjacent or nearby lands owned by others and as set forth and/or disclosed in any environmental report delivered to Buyer.

Section 2.15    Commercial Documents. To Seller’s knowledge, all social security, withholding, sales, unemployment insurance, and other taxes that are due and owing with reference to the Assets and the Business for all periods prior to the Closing have been paid in full. Seller is not aware of any state of facts that would operate to prevent the Buyer from carrying on the Business immediately following Closing in the manner in which the Business is currently operated.

Section 2.16    Maintenance; Utilities. To Seller’s knowledge, and except as disclosed in any property condition report delivered to Buyer: (i) all tangible Assets are in good working order and fit for their intended uses; (ii) there are no material defects or deficiencies in any necessary utility services and easements for such services, including electrical, gas, water, sewer and telephone, and bills for each month for each utility payable with respect to the Property for each month ended after the opening date of the Business, have been provided to Buyer by Seller; and (iii) there are no agreements or arrangements with any municipality, subdivision or regulatory body having jurisdiction over the Property that requires any continuing obligation of the Company with respect to which such Company is not in compliance or that has not otherwise previously been satisfied.

Section 2.17    Contracts. Except as disclosed in Section 2.17 of the Disclosure Schedule, save and except any items disclosed in the title commitment for the Property, there are no other contracts or agreements, written or oral, of any kind relative to the Property, and the Assets or that the Company is otherwise party. To Seller’s knowledge, all contracts disclosed in the Disclosure Schedule are in full force and effect, and no default or breach of any kind exists thereunder, nor is Seller aware of a condition or state of facts that with or without the giving of notice, the passage to time, or both, would constitute a default or breach thereunder. True, correct and complete copies of any such contracts identified in the Disclosure Schedule have been provided by Seller to Buyer.

Section 2.18    Insurance. The Company currently maintains in full force and effect all insurance policies required to be kept under applicable law, and there are no pending claims under any of such insurance policies, nor are there any insurable matters that have not been covered under any of such insurance policies. True, correct and complete copies of all such insurance policies have been provided to Buyer.

Section 2.19    Taxes. All Taxes due and owing by Seller and the Company (whether or not shown on any Tax Return) have been, or will be, timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. Neither Seller nor the Company is a party to any action by any taxing authority. There are no pending or threatened actions by any taxing authority against Seller or the Company. Seller has delivered to Buyer copies of all federal, state, local, and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods, except for any returns that are not yet due to be filed. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. Neither the Seller nor the Company are a party to, or bound by, any Tax indemnity, Tax-sharing, or Tax allocation agreement. No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into, or issued by any taxing authority with respect to the Company. Neither Seller nor the Company is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. Seller has not submitted an application for the creation of any special taxing district affecting the Property or inclusion therein. Seller has not received notice that any governmental or quasi-governmental agency or authority intends to impose or increase any special or other assessment against the Property, or any part thereof, including assessments attributable to revaluations of the Property. To Seller’s knowledge, there is no ongoing appeal with respect to taxes or special assessments on the Property for any year. “Tax Return” as used herein shall mean any return, declaration, report, claim for refund, information return, or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Tax” as used herein shall mean all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

Section 2.20    Condemnation; Zoning. Neither Seller nor the Company has received written notice of any zoning changes of the Property, or proceedings to take all or any part of the Property by condemnation or right of eminent domain and, to Seller’s knowledge no such changes or proceedings are pending or threatened. There are no actions, suits, proceedings or claims pending, or to Seller’s knowledge, contemplated or threatened, before any court, administrative agency or other governmental or quasi-governmental body with respect to the Property, or the ability of Seller to consummate the transaction contemplated by this Agreement.

ARTICLE III.

BUYER’S REPRESENTATIONS

Buyer represents and warrants to Seller that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01    Authority. Buyer has full power and authority to enter into this Agreement and consummate the transactions contemplated herein.

Section 3.02    No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer.

Section 3.03    Patriot Act. Buyer represents and warrants that it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that it is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity, or nation.

Section 3.04    OFAC. Buyer is not a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on its Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

ARTICLE IV.

COVENANTS

Section 4.03    Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE V.

CLOSING MATTERS

Section 5.01    Seller’s Deliveries.At the Closing, Seller shall deliver to Buyer the following (the “Seller’s Deliverables”):

(a)    A Membership Interest Assignment Agreement in a form materially similar to Exhibit B (the “Assignment and Assumption”), to be by and between Seller and Buyer.

Section 5.02   Buyer’s Deliveries. At Closing or such other time noted below, Buyer shall deliver to Seller, or cause to occur, the following (the “Buyer’s Deliverables”):

(a)    The Assignment and Assumption, executed by Buyer;

(b)    The Consideration.

Section 5.03   Prorations. All prepaid expenses, accrued expenses (including real estate taxes and insurance premiums), accounts payable and accounts receivable will be prorated between the Seller and the Buyer as relates to the Company at Closing as of the Closing Date (“Adjustment”). All cash on hand in all existing bank accounts owned or controlled by the Company and/or Seller as of Closing shall be withdrawn by Seller. Buyer and Seller shall undertake, following Closing, to adjust between themselves, as of the Closing Date, prorations made at Closing based on estimates. All Adjustments and re-prorations under this section shall be finalized by the parties within 120 days after the Closing Date.

Section 5.04    Limitation on Damages. In no event shall either party be liable for any punitive, speculative, special, or consequential damages, provided that this limitation shall not be interpreted to limit liability on any obligation of indemnity contained in or delivered pursuant to this Agreement.

Section 5.05    Survival of Seller’s Representations. Seller and Buyer agree that Seller’s representations and warranties contained in this Agreement and any Closing document delivered pursuant to this Agreement (“Seller’s Representations”) (other than the Fundamental Representations, as defined below) shall survive for a period of twelve (12) months after the Closing except in the event Buyer provides Seller with detailed written notice of any claims prior to the end of such twelve (12) month period, in which event Seller’s liability hereunder shall continue with respect to such claims until such time as (i) such claim(s) have been adjudicated by a court of competent jurisdiction resulting in a final, non-appealable judgment (or, alternatively, the party entitled to appeal any judgment has waived the right to do so in writing), or (ii) such claims have been settled pursuant to a written settlement agreement between Seller and Buyer. All representations and warranties of Seller set forth in Section 2.01, Section 2.02, Section 2.05, Section 2.07, Section 2.12, Section 2.13, and Section 2.20 of this Agreement (the “Fundamental Representations”) shall survive the Closing indefinitely.

(a)    Indemnity. Seller agrees to indemnify, defend, and hold harmless each of Buyer and its affiliates and their respective representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense) incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

 i.    any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement; and

 ii.    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement.

(b)    Indemnification Cap and Basket. The aggregate liability for indemnity provided by Seller set forth herein arising out of or relating to the breach of a representation or warranty hereunder, other than the Fundamental Representations, shall not exceed ten percent (10%) of the Consideration (the “Cap”). Except for fraud, intentional misrepresentation or any breach of a Fundamental Representation by Seller, under no circumstances shall Seller be liable to Buyer for any damages of any kind arising out of or related to the breach of a representation or warranty hereunder unless and until such damages collectively for all claims exceed $25,000.00 (the “Seller Liability Basket”), after which Buyer shall be entitled to recover all such damages to the extent otherwise provided in this Agreement.

ARTICLE VI.

TAX MATTERS

Section 6.01    Tax Treatment. For U.S. federal income tax purposes, Seller and Buyer agree to treat this purchase and sale of the Membership Interests as a purchase and sale of assets (and thus the Property).

Section 6.02    Income Tax Filings. Seller will be responsible for and will cause to be prepared and duly filed (or, in the case of Tax Returns that are not consolidated with Seller or its affiliates and are due after the Closing, delivered to Buyer, together with such other tax information as shall be reasonably necessary for the preparation by Buyer of its federal, state and local income Tax Returns, for Buyer’s approval, signing and filing) all Tax Returns of the Company and all consolidated, combined or unitary Tax Returns that include the Company for all taxable periods ending on or before December 31, 2025. Buyer shall prepare and file or cause to be filed when due all Tax Returns with respect to the Company, other than those that are the responsibility of Sellers pursuant to this paragraph.

ARTICLE VII.

MISCELLANEOUS

Section 7.01    Expenses. Except as otherwise provided in Section 1.04, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02    Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 7.03    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this section.):

If to the Seller:	NXDT Hospitality Holdco, LLC 300 Crescent Court, Suite 700 Dallas, Texas 75201 Attn: General Counsel E-mail: legal@nexpoint.com
If to Buyer:	OSL Bradenton Downtown, LLC 300 Crescent Court, Suite 700 Dallas, Texas 75201 Attn: Bradford Heiss E-mail: bheiss@nexannuity.com
with a copy to:	Wick, Phillips, Gould & Martin LLP 3131 McKinney Avenue Suite 500 Dallas, Texas 75204 Attn: Chris Fuller and Sean Sullivan Email: Chris.Fuller@wickphillips.com Email: sean.sullivan@wickphillips.com

Section 7.04    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.06    Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in documents to be delivered hereunder, the Exhibits and Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control.

Section 7.07    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder. The singular usage of a word shall be deemed to include the plural, and the plural shall be deemed to include the singular, as the context requires or permits.

Section 7.08    No Third-Party Beneficiaries. Except as expressly provided to the contrary herein, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09    Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the Sellers and the Buyer hereto, and the Restricted Parties if applicable.

Section 7.10    Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.11    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 7.12    Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in any state or federal courts of the United States of America located in New Castle County, Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding and agrees venue shall be proper in such courts.

Section 7.13    Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.14    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.15    No Presumption Against Drafting Party. Each of the parties acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 7.16    Press Releases. Any press release or other public disclosure regarding this Agreement or the transaction contemplated hereby shall not be made without Sellers’ and Buyer’s prior written consent, which may be withheld in such party’s sole discretion.

Section 7.17    Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all other agreements pertaining to this transaction, and that such legal costs shall not be part of the closing costs. Notwithstanding the foregoing, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency, arbitrator or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred, including those incurred in determining the entitlement to and the amount of any attorney’s fees award. The foregoing includes attorneys’ fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

Section 7.18    Disclosure Schedule. The disclosures in the Disclosure Schedule delivered by Seller to Buyer, concurrently with the execution and delivery of the Agreement and any schedule part thereof delivered thereafter (“Disclosure Schedule”) and attached hereto as Exhibit A, with respect to a particular representation and warranty, shall be considered a disclosure for purposes of any other representation and warranty in this Agreement to which the applicability of a disclosure included in the Disclosure Schedule is reasonably apparent.

Section 7.19    Time. Time is of the essence hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the Effective Date by their respective duly authorized representatives.

SELLER: NXDT HOSPITALITY HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Paul Richards
Name: Paul Richards Title: Authorized Signatory

PURCHASER: OSL BRADENTON DOWNTOWN, LLC, a Delaware limited liability company

By:	/s/ Bradford Heiss
Name: Bradford Heiss Title: Authorized Signatory

[Signature Page – Membership Interest Purchase Agreement]

EXHIBIT A

DISCLOSURE SCHEDULE

Section 2.03:

Section 2.04:

Section 2.17:

Section 2.18:

[Exhibit A – Membership Interest Purchase Agreement]

EXHIBIT B

ASSIGNMENT AND ASSUMPTION

TRANSFER AND ASSIGNMENT

This transfer and assignment (“Assignment”) is dated as of [________], 2026 (the “Effective Date”), by and between NXDT HOSPITALITY HOLDCO, LLC, a Delaware limited liability company (“Transferor”) and OSL DOWNTOWN BRADENTON, LLC, a Texas limited liability company (“Transferee”).

Transferor owns a one hundred percent (100%) membership interest (the “Membership Interests”) in NHT Bradenton, LLC, a Delaware limited liability company (the “Entity”), and Transferor is the sole owner of all Membership Interests. Transferor is a party to that certain Limited Liability Company Agreement of the Entity, dated as of February 15, 2022, as amended by that certain First Amendment to Limited Liability Company Agreement, dated as of April 17, 2025 (the “Entity Operating Agreement”).

Transferor wishes to transfer and assign, as provided herein, to Transferee, all the Membership Interests (collectively, the “Transferred Interest”), it being the intent hereof for Transferee to become the sole owner of all Transferred Interest in the Entity.

FOR GOOD AND VALUABLE CONSIDERATION, Transferor hereby assigns, transfers and conveys and sends over the Transferred Interest to Transferee, and hereby appoints and authorizes Transferee as Transferor’s attorney-in-fact to enter such transfer within the Entity records and documents, including without limitation in the Entity Operating Agreement for the Entity and on the books and records of such Entity. Transferor and Transferee acknowledge and agree that Transferee shall be admitted as the sole member of the Entity and be bound by the Entity Operating Agreement following the effectiveness of this Assignment, Transferor shall cease to be a member of the Entity immediately following the admission of Transferee, Transferor shall have no further rights with respect to the Transferred Interest and the Entity shall continue without dissolution.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

Assignor:

NXDT HOSPITALITY HOLDCO, LLC,

a Delaware limited liability company

By:

Name:

Title:

Assignee:

OSL BRADENTON DOWNTOWN, LLC,

a Delaware limited liability company

By:

Name:

Title:

[Exhibit B – Membership Interest Purchase Agreement]